Exhibit 10.2.5 Investment and Deposit Agreement


                                   INVESTMENT
                                       AND
                                DEPOSIT AGREEMENT


                         Dated as of September 30, 1999


                                     between


                        Vestar Capital Partners III, L.P.

                                       and


                             BANK OF AMERICA, N. A.,
             in its capacity as Agent for the Lenders herein defined


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                                TABLE OF CONTENTS



SECTION 1 DEFINITIONS..........................................................1
         Section 1.1  Definitions..............................................1
         Section 1.2  Terms Generally..........................................2
         Section 1.3  Accounting Terms.........................................2


SECTION 2 MANDATORY INVESTMENTS................................................3
         Section 2.1  Leverage Reduction in Connection with Covenant Defaults..3
         Section 2.2  Leverage Reduction in Connection with Shirt Group Sale...3
         Section 2.3  Leverage Reduction in Bankruptcy.........................3
         Section 2.4  Limitation on Investment Obligations.....................4


SECTION 3 CONDITIONS...........................................................4
         Section 3.1  Conditions to Effectiveness..............................4


SECTION 4 DEPOSIT OF CAPITAL CALL NOTICES WITH AGENT...........................5
         Section 4.1  Deposit of Capital Call Notices..........................5


SECTION 5 REPRESENTATIONS AND WARRANTIES.......................................5
         Section 5.1  Existence and Power......................................5
         Section 5.2  Authorization............................................5
         Section 5.3  No Conflicts.............................................6
         Section 5.4  Consents.................................................6
         Section 5.5  Enforceable Obligations..................................6
         Section 5.6  Permitted Investment.....................................6
         Section 5.7  Venture Capital Operating Company........................6
         Section 5.8  Deposited Notices........................................6
         Section 5.9  Limitations on Actions...................................6


SECTION 6 AFFIRMATIVE COVENANTS................................................7
         Section 6.1  Outstanding Subscriptions................................7
         Section 6.2  General Partner..........................................7
         Section 6.3  Plan Assets, etc.........................................7
         Section 6.4  Receipt of the Funds Pursuant to the Deposited Notices...7
         Section 6.5  Partners and Pro Rata Shares.............................7


SECTION 7 NEGATIVE COVENANTS...................................................7
         Section 7.1  Limitations on Actions...................................7


SECTION 8 EVENTS OF DEFAULT....................................................7
         Section 8.1  Events of Default........................................7
         Section 8.2  Remedies.................................................8
         Section 8.3  Cash Collateral Account..................................8
         Section 8.4  Nature of Payments after Event of Default................9
         Section 8.5  Allocation of Payments after Event of Default............9
         Section 8.6  Receipt of the Funds Pursuant to the Deposited Notices...9


SECTION 9 MISCELLANEOUS.......................................................10
         Section 9.1  Notices.................................................10
         Section 9.2  Payments................................................10
         Section 9.3  Benefit of Agreement....................................10
         Section 9.4  No Waiver; Remedies Cumulative..........................10
         Section 9.5  Payment of Expenses, etc................................11
         Section 9.6  Amendments, Waivers and Consents........................11
         Section 9.7  Counterparts............................................11
         Section 9.8  Headings................................................11
         Section 9.9  Survival................................................11
         Section 9.10  Governing Law; Submission to Jurisdiction; Venue.......11
         Section 9.11  Severability...........................................12
         Section 9.12  Entirety...............................................12
         Section 9.13  Binding Effect; Termination............................12
         Section 9.14  Limitation on Recourse.................................12
         Section 9.15  Confidentiality........................................12

                                     ANNEXES

Exhibit A                  Form of Capital Call Notice
Exhibit B                  Terms of Subordination




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                                   INVESTMENT
                                       AND
                                DEPOSIT AGREEMENT

     THIS INVESTMENT AND DEPOSIT AGREEMENT, dated as of September 30, 1999 (the "Agreement"), is executed and entered into by and between Vestar Capital Partners III, L.P., a Delaware limited partnership (the "Fund"), and Bank of America, N.A. (formerly known as NationsBank, N.A.), in its capacity as Agent under the Credit Agreement hereinafter defined (in such capacity, the "Agent").

W I T N E S S E T H

     WHEREAS, Cluett American Corp. (the "Borrower"), Cluett American Investment Corp. (the "Parent"), Cluett American Group, Inc. ("Interco"), the Subsidiary Guarantors parties thereto, the Lenders parties thereto and Gleacher NatWest Inc., as Documentation Agent, have entered into that certain Credit Agreement dated as of May 18, 1998 and amended as of May 27, 1998, December 18, 1998 and March 19, 1999 (as so previously amended, the "Existing Credit Agreement"); and

     WHEREAS, the parties to the Existing Credit Agreement have agreed to further amend the Existing Credit Agreement by entering into that certain Fourth Amendment, dated as of the date hereof (such amendment herein referred to as the "Fourth Amendment" and, together with the Existing Credit Agreement and any further amendments entered into subsequent to the date hereof, the "Credit Agreement"); and

     WHEREAS, as of the date hereof, the Fund is the indirect and beneficial owner of a majority of the issued and outstanding shares of capital stock of the Borrower; and

     WHEREAS, as a condition to the effectiveness of the Fourth Amendment, the Lenders have required that the Fund enter into this Agreement with the Agent for the ratable benefit of the Lenders;

     NOW, THEREFORE, for and in consideration of the mutual promises, covenants and representations and warranties contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:


SECTION 1
DEFINITIONS

Section 1.1 Definitions.

     All capitalized terms not defined in this Agreement shall have the meanings ascribed to such terms in the Credit Agreement. As used in this Agreement, the following terms shall have the meanings specified below unless the context otherwise requires:

          "Amendment No. 4 Effective Date" shall have the meaning assigned to such term in the Fourth Amendment.

          "Capital Call Notice" means a capital call notice satisfying the requirements of Section 3.1 of the Partnership Agreement and substantially in the form of Exhibit A attached hereto.

          "Cash Collateral Account" shall have the meaning assigned to such term in Section 9.2(b).

          "Credit Agreement Event of Default" means any "Event of Default" as defined in the Credit Agreement.

          "Deposited Notices" means a collective reference to the Capital Call Notices delivered by the Fund to the Agent pursuant to Section 3.1(b) and maintained on deposit with the Agent as contemplated by Section 4.1.

          "Event of Default" means such term as defined in Section 8.1.

          "General Partner" means Vestar Associates III, L.P., a Delaware limited partnership, as general partner of the Fund.

          "Investment Commitment" means, at any time, (i) $30,000,000 minus (ii) the aggregate amount of prepayments made by the Borrower prior to such time pursuant to Section 3.3(b)(v)(B) of the Credit Agreement minus (iii) the aggregate amount of payments made by the Fund to purchase participation interests in the Credit Party Obligations outstanding under the Credit Documents pursuant to Section 2.3(d).

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          "Limited Partners" means the limited partners of the Fund.

          "Mandatory Investment" means a capital contribution by the Fund to the Parent in Dollars and in funds immediately available to the Parent made for the purpose of enabling the Borrower to make a mandatory prepayment of the Loans outstanding under the Credit Agreement pursuant to Section 3.3(b)(v)(B) thereof.

          "Material Adverse Effect" means a material adverse effect on (i) the condition (financial or otherwise), operations, business, assets, liabilities or results of operations of the Fund, (ii) the ability of the Fund to perform any material obligation under this Agreement or (iii) the rights and remedies of the Agent under this Agreement.

          "Obligations" means, with respect to the Fund, all Indebtedness, all other obligations that would be reflected as liabilities on a balance sheet of the Fund and the purchase price that the Fund (directly or indirectly, including, but not limited to, through any Subsidiary of the Fund) or the General Partner has agreed, pursuant to a binding contract, to pay for any investment or acquisition that has not yet closed. The Obligations of the Fund at any time shall include the obligations of the Fund to make Mandatory Investments (and other payments to the Agent pursuant to Section 2.1, Section 2.2 or Section 2.3) in an amount up to the Investment Commitment at such time and any and all other payment obligations of the Fund to the Agent (on behalf of the Lenders) under this Agreement.

          "Partners" means a collective reference to the General Partner and the Limited Partners.

          "Partnership   Agreement"  means  that  certain  limited   partnership
     agreement, dated as of November 22, 1996, among the General Partner and the individuals and entities party thereto, as limited partners.

          "Plan Asset Regulations" means the plan asset regulations of the Department of Labor, 29 CFR ss.2510.3-101 et seq., as amended, and the advisory opinions and rulings issued thereunder.

          "Pro Rata Share" means, with respect to any Partner, such Partner's share, expressed as a percentage, of the aggregate obligations of all of the Partners to make capital contributions to the Fund in accordance with the terms of the Partnership Agreement. The Pro Rata Share of each Partner shall be based on the proportion that such Partner's Total Capital Commitment bears to the aggregate Total Capital Commitments of all of the Partners. In determining the Pro Rata Shares of the Partners for purposes of completing Deposited Notices as contemplated by Section 8.2, the Agent shall (and shall be entitled to) rely on the information delivered to the Agent pursuant to Section 3.1(f) unless the Fund shall have provided the Agent with updated information regarding Pro Rata Shares pursuant to
     Section 6.5, in which case the Agent shall (and shall be entitled to) rely on such updated information.

          "Subsidiary" means, at any time, (i) any corporation more than 50% of whose Equity Interests of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at such time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at such time owned by the Fund, directly or indirectly through Subsidiaries, and (ii) any partnership, association, joint venture or other entity of which the Fund, directly or indirectly through Subsidiaries, owns at such time more than 50% of the Equity Interests.

          "Termination  Date" means the date 30 Business Days after the later of
     (i) the date that the Credit Parties deliver to the Agent the Required Financial Information for the fiscal quarter ended December 31, 2000 and
     (ii) the last day of any Leverage Grace Period that is in effect as of the date described in the preceding clause (i).

          "Total Capital Commitment" means, with respect to any Limited Partner, an amount equal to the total amount of capital contributions that such Limited Partner is obligated to make to the Fund pursuant to the terms of the Partnership Agreement.

Section 1.2 Terms Generally.

         All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and

Schedules to, this Agreement unless the context shall otherwise require. For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

Section 1.3 Accounting Terms.

         Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted in accordance with GAAP.

SECTION 2
MANDATORY INVESTMENTS

Section 2.1 Leverage Reduction in Connection with Covenant Defaults.

                  (a) Prior to the expiration of each Leverage Grace Period under the Credit Agreement relating to Credit Agreement Events of Default resulting from the failure of the Credit Parties to comply with
         Section 7.11(c) and/or Section 7.11(d) of the Credit Agreement as of the end of any fiscal quarter occurring on or before December 31, 2000, the Fund shall, subject to Section 2.1(d), make a Mandatory Investment in the amount necessary (after giving effect to any concurrent prepayment pursuant to Section 3.3(b)(iii) of the Credit Agreement made with the proceeds of an Asset Disposition) to enable the Credit Parties to cure such Credit Agreement Events of Default in the manner contemplated by Section 7.11(f) of the Credit Agreement.

                  (b) In the event that, prior to the expiration of the Leverage Grace Period for any fiscal quarter, either (i) the Fund shall fail to make the Mandatory Investment required pursuant to Section 2.1(a) for such fiscal quarter or (ii) the proceeds of the Mandatory Investment required pursuant to Section 2.1(a) for such fiscal quarter are not used, for any reason, to prepay the Loans outstanding under the Credit Agreement in accordance with the terms of Section 3.3(b)(v)(B) thereof, the Fund, subject to Section 2.1(d), hereby promises to pay on demand to the Agent (for the ratable benefit of the Lenders) an amount equal to the amount of such required Mandatory Investment.

                  (c) All amounts paid by the Fund to the Agent pursuant to this
         Section 2.1 shall be applied by the Agent on behalf of the Lenders to the prepayment of the Loans outstanding under the Credit Agreement in accordance with the terms of Section 3.3(b)(v)(B) thereof.

                  (d) Notwithstanding any provision to contrary set forth in this Section 2.1, the obligations of the Fund under this Section 2.1 automatically shall be terminated upon the making of a Mandatory Investment (or a payment to the Agent) pursuant to, and satisfying the requirements of, Section 2.2 or Section 2.3.

Section 2.2 Leverage Reduction in Connection with Shirt Group Sale.

                  (a)   Concurrently   with  the   consummation   prior  to  the
         Termination Date of any Asset Disposition involving all or substantially all of the Shirt Group while a Sale Moratorium is in effect, the Fund shall, subject to Section 2.2(d), make a Mandatory Investment in the amount, if any, necessary to enable the Borrower to prepay the Loans pursuant to Section 3.3(b)(iii) and/or Section 3.3(b)(v)(B) of the Credit Agreement by an amount sufficient to enable the Credit Parties to comply with the financial ratio requirements set forth in Section 8.5(c)(ii)(A) of the Credit Agreement in the manner contemplated by Section 8.5(c)(ii)(B) of the Credit Agreement.

                  (b) In the event that either (i) the Fund shall fail to make any Mandatory Investment when due as required pursuant to Section 2.2(a) or (ii) the proceeds of the Mandatory Investment required pursuant to this Section 2.2(a) for such fiscal quarter are not used, for any reason, to prepay the Loans outstanding under the Credit Agreement in accordance with the terms of Section 3.3(b)(v)(B) thereof, the Fund, subject to Section 2.2(d), hereby promises to pay on demand to the Agent (for the ratable benefit of the Lenders) an amount equal to the amount necessary (after giving effect to any concurrent prepayment pursuant to Section 3.3(b)(iii) of the Credit Agreement made with the proceeds of any Asset Disposition involving all or substantially all of the Shirt Group) to enable the Credit Parties to comply with the financial ratio requirements set forth in Section 8.5(c)(ii)(A) of the Credit Agreement in the manner contemplated by
         Section 8.5(c)(ii)(B) of the Credit Agreement.

                  (c) All amounts paid by the Fund to the Agent pursuant to this

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         Section  2.2 shall be applied by the Agent on behalf of the  Lenders to the prepayment of the Loans outstanding under the Credit Agreement in accordance with the terms of Section 3.3(b)(v)(B) thereof.

                  (d) Notwithstanding any provision to contrary set forth in this Section 2.2, the obligations of the Fund under this Section 2.2 automatically shall be terminated upon the making of a Mandatory Investment (or a payment to the Agent) pursuant to, and satisfying the requirements of, Section 2.3.

Section 2.3 Leverage Reduction in Bankruptcy.

          Notwithstanding any provision to contrary set forth in this Agreement:

                  (a) The  obligations of the Fund under Section 2.1 and Section
         2.2 shall not be satisfied by the making of a Mandatory Investment (or any other capital contribution to or investment in the Parent or any of the Consolidated Parties) at any time after the Business Day immediately preceding the first day that a Bankruptcy Event with respect to the Parent or the Borrower shall have occurred.

                  (b) If a Bankruptcy Event with respect to the Parent or the Borrower shall have occurred and be continuing at a time when the Fund is required to make a Mandatory Investment hereunder, the Fund, in lieu of the obligations of the Fund under Section 2.1 and Section 2.2, hereby promises to pay to the Agent (for the ratable benefit of the Lenders), on the date that such Mandatory Investment otherwise would have been required in accordance with the terms of Section 2.1 or
         Section 2.2, as applicable, an amount equal to the amount of the Mandatory Investment that otherwise would have been so required.

                  (c) In the event that, after the occurrence and during the continuance of a Bankruptcy Event with respect to the Parent or the Borrower, the Credit Parties shall fail to deliver the Required Financial Information to the Agent for any fiscal quarter in compliance with requirements of Section 7.1 of the Credit Agreement and such default shall continue unremedied for a period of at least 45 days, the Fund hereby promises to pay on demand to the Agent (for the ratable benefit of the Lenders) an amount equal to the Investment Commitment at such time.

                  (d) All amounts paid by the Fund to the Agent pursuant to this
         Section 2.3 immediately shall be applied by the Agent (for the ratable benefit of the Lenders) to pay for the purchase by the Fund of an undivided, non-voting participation interest in the Credit Party Obligations then outstanding under the Credit Documents on a basis subordinated in right of payment to the Credit Party Obligations and the Senior Subordinated Debt on substantially the terms and conditions set forth on Exhibit B.

Section 2.4 Limitation on Investment Obligations.

         Notwithstanding any provision to contrary set forth in this Agreement, the Fund shall not be obligated at any time to make Mandatory Investments (or any other payments to the Agent pursuant to Section 2.1, Section 2.2 or Section 2.3) in an amount in excess of the Investment Commitment at such time.


SECTION 3
CONDITIONS

Section 3.1 Conditions to Effectiveness.

         This Agreement shall become effective on the Amendment No. 4 Effective Date provided the following conditions are satisfied in form and substance reasonably acceptable to the Agent:

                  (a) Execution of this Agreement. Receipt by the Agent of an executed copy of this Agreement signed by a duly authorized officer of the General Partner.

                  (b) Deposited Notices. Receipt by the Agent of an original Capital Call Notice for each Limited Partner, in each case executed by the General Partner and uncompleted in respect of the amount of the total capital contribution to be made by all of the Limited Partners pursuant to such Capital Call Notices and the applicable Limited Partner's Pro Rata Share of such total capital contribution.

                  (c) Legal Opinion. Receipt of a legal opinion of Simpson Thacher & Bartlett, counsel for the Fund, in form and substance reasonably satisfactory to the Agent.

                  (d) Partnership Documents. Receipt by the Agent of all documents reasonably requested by the Agent relating to the existence

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         of the Fund,  the  enforceability  of this  Agreement and the Deposited
         Notices and other matters relating thereto, in form and substance satisfactory to the Agent, including, but not limited to:

                           (i) Certificates of Authorization. Certificates of authorization of the General Partner as of the Amendment No. 4 Effective Date, approving and adopting this Agreement and the delivery of the Deposited Notices and authorizing the execution and delivery thereof by the General Partner on behalf of the Fund.

                           (ii) Partnership  Agreement.  A copy, certified by an
                  officer of the general partner of the General Partner on behalf of the Fund as true and complete, of the Partnership Agreement, together with all amendments thereto, if any.

                           (iii) Incumbency Certificate. An incumbency certificate of the President or any duly authorized officer and Secretary of the general partner of the General Partner who will be executing this Agreement, any Deposited Notice, or any other document, instrument or certificate to be delivered pursuant to the terms hereof (including the name, title and signature of each such officer).

                  (e) Total Capital Commitments. Receipt by the Agent of a certificate executed by an officer of the general partner of the
         General Partner on behalf of the Fund, in form and substance satisfactory to the Agent, stating that the aggregate Total Capital Commitments of all Limited Partners as of the Amendment No. 4 Effective Date equals or exceeds the sum of (i) the Investment Commitment plus
         (ii) all other Obligations of the Fund.

                  (f) Partners and Pro Rata Shares. Receipt by the Agent of a certificate executed by an officer of the general partner of the
         General Partner on behalf of the Fund, in form and substance satisfactory to the Agent, setting forth a list of Limited Partners and their respective Pro Rata Shares as of the Amendment No. 4 Effective Date. Except as otherwise permitted under Section 9.15, the information contained in the certificate delivered to the Agent as contemplated by this Section 3.1(f) shall not be disclosed by the Agent to any other Person (including, without limitation, the Lenders) without the prior written consent of the Fund.


SECTION 4
DEPOSIT OF CAPITAL CALL NOTICES WITH AGENT

Section 4.1 Deposit of Capital Call Notices.

         The Fund hereby agrees that each of the Capital Call Notices delivered by the Fund to the Agent pursuant to Section 3.1(b) shall be held by the Agent on deposit and shall be delivered by the Agent to the Partners only under the circumstances contemplated by, and otherwise in accordance with the terms of,
Section 8.2.


SECTION 5
REPRESENTATIONS AND WARRANTIES

         The Fund hereby represents and warrants to the Agent (for the benefit of the Lenders) that:

Section 5.1 Existence and Power.

                  (a) Each of the Fund and the General Partner is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, and is in good standing as a foreign limited partnership in each other jurisdiction where ownership of its properties or the conduct of its business requires it to be so other than in such jurisdictions where failure to be in good standing could not reasonably be expected to have a Material Adverse Effect, and has all power and authority under such laws and its partnership agreement and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

                  (b) The general partner of the General Partner (i) is duly incorporated, validly existing and in good standing under the laws of the state of its incorporation, (ii) has all corporate power pursuant to proper authorization to enable it to act as the general partner of the General Partner and to enter into this Agreement on the Fund's behalf, and (iii) is duly qualified to do business and is in good standing in each other jurisdiction where it is required to be qualified in order to act as the general partner of the General Partner, other than in such jurisdiction where the failure to be so qualified and in good standing could not reasonably be expected to have a Material Adverse Effect.

Section 5.2 authorization.

         The Fund has the partnership or other necessary power and authority, and the legal right, to enter into this Agreement and to perform its obligations hereunder and consummate the transactions contemplated hereby and has by proper action duly authorized the execution and delivery of this Agreement and the Deposited Notices. Without limiting the generality of the above, the Fund has by proper action duly authorized (i) the execution and delivery of one or more Capital Call Notices to each Partner in order to fund the obligations of the Fund to make Mandatory Investments (and other payments to the Agent pursuant to Section 2.1, Section 2.2 or Section 2.3) in accordance with the terms of this Agreement, (ii) the depositing of such Capital Call Notices with the Agent in the manner contemplated by Section 4.1 and (iii) the authorizing of the Agent to complete and deliver such Capital Call Notices on behalf of the Fund in accordance with the terms of Section 8.2.

Section 5.3 No Conflicts.

         Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein, nor performance of and compliance with the terms and provisions hereof will (i) violate or conflict with any provision of the Partnership Agreement or other governance document,
(ii) violate any material law, regulation, order, writ, judgment, injunction, decree or permit applicable to it, (iii) violate or conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound, the violation of which could reasonably be expected to have a Material Adverse Effect, (iv) result in or require the creation of any lien, security interest or other charge or encumbrance (other than those contemplated in or in connection with this Agreement) upon or with respect to the Fund's properties.

Section 5.4 Consents.

         No consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or other Person is required in connection with the execution, delivery or performance of this Agreement or with the execution and delivery of the Deposited Notices.

Section 5.5 Enforceable Obligations.

         This Agreement has been duly executed and delivered by the Fund and constitutes legal, valid and binding obligations of the Fund, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in proceedings in equity or at law and by an implied covenant of good faith and fair dealing.

Section 5.6 Permitted Investment.

         (a) The incurrence of the obligations of the Fund set forth in this Agreement and the making by the Fund of any Mandatory Investment (and other payments to the Agent pursuant to Section 2.1, Section 2.2 or Section 2.3) are permitted by the Partnership Agreement, and (b) the Limited Partners shall be obligated to make additional capital contributions (each in a pro rata amount in proportion to such Limited Partner's Total Capital Commitment) for the purpose of providing funds to or for the account of the Fund in an aggregate amount sufficient to pay in full the amount required to satisfy the obligation of the Fund to make Mandatory Investments (and other payments to the Agent pursuant to Section 2.1, Section 2.2 or Section 2.3) in an aggregate amount of up to the Investment Commitment, if so requested by the General Partner.

Section 5.7 Venture Capital Operating Company.

         The Fund is a venture capital operating company within the meaning of the Plan Asset Regulations, or, the Fund satisfies another exception under the Plan Asset Regulations such that the assets of the Fund are not "plan assets" within the meaning and as defined in the Plan Asset Regulations.

Section 5.8 Deposited Notices.

         Each Deposited Notice, when completed by the Agent and delivered by the Agent to the applicable Limited Partner in accordance with the terms of Section
8.2 and the definition of "Pro Rata Share" set forth in Section 1.1, will give rise to a legal, valid and binding obligation on the part of such Limited Partner to pay such Limited Partner's Pro Rata Share of each Mandatory Investment (and each other payment to the Agent pursuant to Section 2.1, Section
2.2 or Section 2.3), enforceable against such Limited Partner in accordance with the terms of such Deposited Notice and the Partnership Agreement.

Section 5.9 Limitations on Actions.

         The Fund is not aware of any event or condition that could (i) have a material adverse effect on the ability of the Fund to perform its obligations under this Agreement, (ii) render invalid or unenforceable any of the Deposited Notices or (iii) otherwise modify the obligations of any of the Partners and/or any Person becoming Partners subsequent to the date hereof which arise upon the due delivery of, and as contemplated by, the Deposited Notices.

SECTION 6
AFFIRMATIVE COVENANTS

         The Fund hereby covenants and agrees that so long as this Agreement is in effect:

Section 6.1 Outstanding Subscriptions.

         At all times prior to the termination of this Agreement in accordance with the terms of Section 9.13, the Fund will cause the aggregate Total Capital Commitments of all Limited Partners to equal or exceed the sum of (i) the Investment Commitment plus (ii) all other Obligations of the Fund.

Section 6.2 General Partner.

         The Fund will cause (i) Vestar Associates III, L.P. to be the sole general partner of the Fund at all times and (ii) Vestar Associates Corporation III to be the sole general partner of the General Partner at all times.

Section 6.3 Plan Assets, etc.

         The Fund shall at all times either (i) be a venture capital operating company within the meaning of the Plan Asset Regulations, or (ii) satisfy another exception under the Plan Asset Regulations such that the assets of the Fund are not "plan assets" within the meaning and as defined in the Plan Asset Regulations.

Section 6.4 Receipt of the Funds Pursuant to the Deposited Notices.

         Immediately upon receipt by the Fund or any of its Affiliates of payment by any Limited Partner in respect of a Deposited Notice delivered by the Agent pursuant to Section 8.2, the Fund shall (i) notify the Agent in writing specifying the Limited Partner making such payment and the amount thereof and
(ii) forward, or cause to be forwarded, the funds representing such payment to the Parent.

Section 6.5 Partners and Pro Rata Shares.

         Upon the reasonable request of the Agent from time to time, the Fund shall promptly deliver to the Agent an updated list of Limited Partners and their respective Pro Rata Shares, certified by an officer of the general partner of the General Partner on behalf of the Fund as true and complete.


SECTION 7
NEGATIVE COVENANTS

Section 7.1 Limitations on Actions.

         So long as this Agreement is in effect, the Fund covenants and agrees that it shall not take any action that could (i) render invalid or unenforceable any of the Deposited Notices or (ii) otherwise modify the obligations of any of the Partners and/or any Person becoming Partners subsequent to the date hereof which arise upon the due delivery of, and as contemplated by, the Deposited Notices.


SECTION 8
EVENTS OF DEFAULT

Section 8.1 Events of Default.

         An Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default"):

          (a) Payment. The Fund shall default in the payment when due of any amounts owing under Section 2.1, Section 2.2 or Section 2.3; or

          (b) Representations. Any representation, warranty or statement made or deemed to be made herein or in any statement or certificate delivered or required to be delivered pursuant hereto shall prove untrue in any material respect on the date as of which it was deemed to have been made; or

          (c) Covenants.

                           (i)      Default in the due  performance  or
                                    observance  of any term,  covenant or
                                    agreement  contained in Section 6 or
                                    Section 7, or

                           (ii)     Default in the due  performance or
                                    observance by it of any term, covenant or agreement (other than those referred to in subsections (a), (b) or (c)(i) of this
                                    Section 8.1)  contained  in this  Agreement
                                    and such default shall continue unremedied for a period of at least 30 days after the earlier of an officer of the Fund becoming aware of such default or notice thereof by the Agent; or

          (d) Effectiveness of Documents. This Agreement or any of the Deposited Notices shall fail to be in full force and effect or to give the Agent (for the benefit of the Lenders) any material part of the rights, powers and privileges purported to be created hereby; or

          (e) Bankruptcy, etc. A Bankruptcy Event shall occur with respect to the Fund; or

          (f) Defaults under Other Agreements. With respect to any Indebtedness (other than Indebtedness outstanding under this Agreement or the Credit Agreement) in excess of $20 million in the aggregate for the Fund, (A)(1) the Fund shall default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness, or (2) the occurrence and continuance of a default in the observance or performance relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit, the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause (determined without regard to whether any notice or lapse of time is required), any such Indebtedness to become due prior to its stated maturity; or (B) any such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; provided, however, that notwithstanding the foregoing, no Default or Event of Default shall exist under this Section 8.1(f) with respect to a default which is being contested in good faith by appropriate proceedings; or

          (g) Judgments. The Fund shall fail within 30 days of the date due and payable to pay, bond or otherwise discharge any judgment, settlement or order for the payment of money (to the extent not paid or fully covered by insurance provided by a carrier who has acknowledged coverage and has the ability to perform) which judgment, settlement or order, when aggregated with all other such judgments, settlements or orders due and unpaid at such time, exceeds $20 million, and which is not stayed on appeal (or for which no motion for stay is pending) or is not otherwise being executed.

          (h) Non-Delivery of Financial Statements. The Credit Parties shall fail to deliver the Required Financial Information to the Agent for any fiscal quarter in compliance with the requirements of Section 7.1 of the Credit Agreement and such failure shall continue unremedied for a period of at least 45 days.

Section 8.2 Remedies.

         Upon the occurrence and during the continuance of any Event of Default, the Agent may, and shall be authorized to: (i) declare the unpaid amount of any of the Fund's obligations arising under this Agreement (including, without limitation, the Fund's obligations under Section 2.1, Section 2.2 and Section 2.3) to be due, whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Fund; (ii) complete appropriate Deposited Notices for the Limited Partners based on each Limited Partner's Pro Rata Share of the then current amount of the Investment Commitment; and (iii) after at least 2 Business Days' prior written notice thereof by the Agent to the Fund, deliver such Deposited Notices to the Limited Partners. The rights of the Agent under this
Section 8.2 are independent and in addition to such rights as the Agent may have at law or in equity or otherwise based on the failure of the Fund to perform any covenant, agreement or undertaking made by it in this Agreement, including the right to seek specific performance of such covenant or agreement or seek any other equitable relief.

Section 8.3 Cash Collateral Account.

         To the extent that payments made by the Fund (including capital contributions made by the Partners) pursuant to the exercise of rights by the Agent under Section 8.2 exceed the amounts necessary to enable the Credit Parties from time to time to (A) cure Credit Agreement Events of Default in the manner contemplated by Section 2.1 hereof and Section 7.11(f) of the Credit Agreement, (B) comply with the financial ratio requirements set forth in Section 8.5(c)(ii)(A) of the Credit Agreement in the manner contemplated by Section 2.2 hereof and Section 8.5(c)(ii)(B) of the Credit Agreement or (C) satisfy the obligations of the Fund to purchase a participation interest in the Credit Party Obligations outstanding under the Credit Documents in accordance with the terms of Section 2.3 hereof, such amounts shall be held by the Agent in a cash collateral account subject to the sole dominion and control of the Agent (the "Cash Collateral Account") until this Agreement is terminated in accordance with the terms of Section 9.13. The Agent shall charge the Cash Collateral Account from time to time for the payment when due of all amounts payable by the Fund hereunder. Any balance remaining in the Cash Collateral Account at the time that this Agreement is terminated in accordance with the terms of this Section 9.13 promptly shall be turned over by the Agent to the Fund in such manner as the Fund at the time shall specify to the Agent. At the request of the Fund, amounts on deposit in the Cash Collateral Account shall be invested by the Agent in Cash Equivalents. Any income earned on such Cash Equivalents will be for the account of the Fund and shall be distributed not less than quarterly by the Agent to the Fund. To the extent that any loss is incurred in respect of such investments by the Agent on behalf of the Fund, the Fund not less than quarterly will deliver to the Agent, for deposit in the Cash Collateral Account, additional amounts sufficient to offset such losses. Notwithstanding any provision to the contrary set forth in this Section 8.3, to the extent that funds are on deposit in the Cash Collateral Account solely as a result of the exercise of rights by the Agent under Section 8.2 due to the occurrence of an Event of Default under
Section 8.1(h), such funds promptly shall be turned over by the Agent (less any amounts then due and payable by the Fund under Section 2.1, Section 2.2 or
Section 2.3) to the Fund (in such manner as the Fund shall specify to the Agent) if such Event of Default is thereafter cured.

Section 8.4 Nature of Payments after Event of Default.

         All amounts collected or received by the Agent from the Fund or any Partner pursuant to or in connection with this Agreement and the Deposited Notices at a time that no Bankruptcy Event with respect to the Parent or the Borrower shall have occurred and be continuing shall be deemed to constitute proceeds of a Sponsor Equity Issuance. All amounts collected or received by the Agent from the Fund or any Partner pursuant to or in connection with this Agreement and the Deposited Notices at a time that a Bankruptcy Event with respect to the Parent or the Borrower shall have occurred and be continuing shall be deemed to constitute payment by the Fund of the purchase price for a participation interest in the Credit Party Obligations outstanding under the Credit Documents on the terms described in Section 2.3(d).

Section 8.5 Allocation of Payments after Event of Default.

         Notwithstanding any other provisions of this Agreement to the contrary, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Agent from the Fund or any Partner pursuant to or in connection with this Agreement and the Deposited Notices shall be applied by the Agent (i) with respect to amounts payable pursuant to Section 2.1 or Section 2.2, to the prepayment of the Loans outstanding under the Credit Agreement in accordance with the terms of Section 3.3(b)(v)(B) thereof or (ii) with respect to amounts payable pursuant to Section 2.3, to pay for the purchase by the Fund of a participation interest in the Credit Party Obligations outstanding under the Credit Documents (on the terms described in Section 2.3(d)); provided, however, that funds on deposit in the Cash Collateral Account shall not be available to the Agent or the Lenders for prepayment of the Loans pursuant to this Section 8.5 except to the extent that such funds are necessary to enable the Credit Parties from time to time (i) to cure Credit Agreement Events of Default in the manner contemplated by Section 2.1 hereof and Section 7.11(f) of the Credit Agreement, (ii) to comply with the financial ratio requirements set forth in Section 8.5(c)(ii)(A) of the Credit Agreement in the manner contemplated by Section 2.2 hereof and Section 8.5(c)(ii)(B) of the Credit Agreement or (iii) to satisfy the obligations of the Fund to purchase a participation interest in the Credit Party Obligations outstanding under the Credit Documents in accordance with the terms of Section 2.3.

Section 8.6 Receipt of the Funds Pursuant to the Deposited Notices.

         The Agent agrees that, promptly after receipt by the Agent of any capital contribution by any Limited Partner pursuant to the exercise of the Agent's rights under Section 8.2, the Agent shall notify the Fund of the amount of such capital contribution and the identity of the Limited Partner making such capital contribution.

SECTION 9
MISCELLANEOUS

Section 9.1 Notices.

         Except as otherwise expressly provided herein, all notices and other communications shall have been duly received and shall be effective (i) when delivered, (ii) when transmitted via telecopy (or other facsimile device) to the number set out below, (iii) the day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (iv) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address set forth below or at such other address as such party may specify by written notice to the other parties hereto:

                  if to the Fund:

                           Vestar Capital Partners III, L.P.
                           245 Park Avenue
                           41st Floor
                           New York, New York  10167
                           Attn:  Norman W. Alpert
                           Telephone:  (212) 351-1606
                           Telecopy:  (212) 808-4922

                           with copies to:

                           Vestar Capital Partners III, L.P.
                           245 Park Avenue
                           41st Floor
                           New York, New York  10167
                           Attn:  Brian P. Schwartz
                           Telephone:  (212) 351-1651
                           Telecopy:  (212) 808-4922

                           and

                           Simpson Thacher & Bartlett
                           425 Lexington Avenue
                           New York, New York  10017
                           Attn:  Marissa Wesely
                           Telephone:  (212) 455-7173
                           Telecopy:  (212) 455-2502

                  if to the Agent:

                           Bank of America, N.A.
                           100 North Tryon Street
                           Bank of America Corporate Center, 13th Floor
                           NC1-007-13-06
                           Charlotte, North Carolina  28255
                           Attn:  Leesa Sluder
                           Telephone:  (704) 388-8330
                           Telecopy:   (704) 386-1270

Section 9.2 Payments.

         Except as otherwise specifically provided herein, all payments made pursuant to any Deposited Notice shall be made to the Agent in Dollars in immediately available funds, without offset, deduction, counterclaim or withholding of any kind, not later than 2:00 P.M. (Charlotte, North Carolina time). Payments received after such time shall be deemed to have been received on the next succeeding Business Day.

Section 9.3 Benefit of Agreement.

         This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the Agent and the Fund; provided that (i) the Fund may not assign or transfer any of its interests and obligations hereunder without prior written consent of the Agent and (ii) the Agent may not assign or transfer any of its interests and obligations hereunder without prior written consent of the Fund except to any Person which becomes a successor Agent pursuant to Section 10.7 of the Credit Agreement and except during the continuance of an Event of Default.

Section 9.4 No Waiver; Remedies Cumulative.

         No failure or delay on the part of the Agent or the Lenders in exercising any right, power or privilege hereunder and no course of dealing between the Agent or any Lender and the Fund shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Agent or the Lenders would otherwise have. No notice to or demand on the Fund in any case shall entitle the Fund to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent and the Lenders to any other or further action in any circumstances without notice or demand.

Section 9.5 Payment of Expenses, etc.

         The Fund shall cause the Borrower to (i) pay all reasonable out-of-pocket costs and expenses (A) of the Agent in connection with the negotiation, preparation, execution and delivery and administration of this Agreement and the documents and instruments referred to herein (including, without limitation, the reasonable fees and expenses of Moore & Van Allen, PLLC, special counsel to the Agent) and any amendment, waiver or consent relating hereto including, but not limited to, any such amendments, waivers or consents resulting from or related to any work-out, renegotiation or restructure relating to the performance by the Fund under this Agreement and (B) of the Agent in connection with enforcement of this Agreement and the documents and instruments referred to herein (including, without limitation, in connection with any such enforcement, the reasonable fees and disbursements of counsel for the Agent); and (ii) indemnify the Agent, its officers, directors, employees, and representatives from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of any investigation, litigation or other proceeding (whether or not the Agent is a party thereto) related to the entering into and/or performance of this Agreement or the consummation of any other transactions contemplated in this Agreement, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of gross negligence or willful misconduct on the part of the Person to be indemnified).

Section 9.6 Amendments, Waivers and Consents.

         Except pursuant to the terms of Section 9.13, this Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated unless such amendment, waiver, modification, change, discharge or termination is in writing entered into, or approved in writing, by the Agent and the Fund.

Section 9.7 Counterparts.

         This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

Section 9.8 Headings.

         The headings of the Sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

Section 9.9 Survival.

         All indemnities set forth herein,  including,  without  limitation,  in
Section 9.5, shall survive the execution and delivery of this Agreement and other obligations under this Agreement.

Section 9.10 Governing Law; Submission to Jurisdiction; Venue.

                  (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York in New York County, or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each of the Fund and the Agent hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts. Each of the Fund and the Agent further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set out for notices pursuant to Section 9.1, such service to become effective three (3) days after such mailing. Nothing herein shall affect the right of the Agent, as the case may be, to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against the Fund, as the case may be, in any other jurisdiction.

                  (b) Each of the Fund and the Agent hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to in subsection (a) of this Section 9.10 and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

                  (c) TO THE EXTENT PERMITTED BY LAW, EACH OF THE AGENT AND THE FUND HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 9.11 Severability.

         If any provision of this Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

Section 9.12 Entirety.

         This Agreement represents the entire agreement of the parties hereto, and supersedes all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to this Agreement or the transactions contemplated herein.

Section 9.13 Binding Effect; Termination.

         This Agreement shall become effective at such date determined in accordance with Section 3.1. The term of this Agreement shall be until the earliest of (i) the date that the Credit Agreement is terminated in accordance with the terms of Section 11.13(b) thereof, (ii) the date that the Fund has made aggregate Mandatory Investments (and/or other payments to the Agent pursuant to Section 2.1, Section 2.2 or Section 2.3) in an amount at least equal to $30,000,000, (iii) the date that the Credit Parties consummate a sale of all or substantially all of the Shirt Group while a Sale Moratorium is in effect in accordance with the terms of Section 8.5 of the Credit Agreement (whether or not such sale involves the making of a Mandatory Investment (or a payment to the Agent) by the Fund pursuant to, and satisfying the requirements of, Section 2.2)) (iv) the date that the Fund makes a Mandatory Investment (or a payment to the Agent) pursuant to, and satisfying the requirements of, Section 2.3, or (v) the first day on or after the Termination Date that no Event of Default shall be continuing hereunder.

Section 9.14 Limitation on Recourse.

         The Agent agrees that its rights in respect of any claim or liability under this Agreement asserted against the Fund by it shall be limited to satisfaction out of, and enforcement against, the assets of the Fund. Notwithstanding anything to the contrary contained herein or in any other document, certificate or instrument executed by the Fund pursuant hereto, the Agent acknowledges and agrees that no officer, employee, partner, servant, controlling Person, manager, agent, authorized representative or Affiliate of the Fund (collectively, the "Non-Recourse Persons") shall have any liability to the Agent (such liability, including such as may arise by operation of law, being hereby expressly waived) for the payment of any sums now or hereafter owing by the Fund under this Agreement or for the performance of any of the obligations of the Fund contained herein or shall otherwise be liable or responsible with respect thereto. If any Event of Default shall occur or if any claim of the Agent against the Fund or alleged liability to the Agent of the Fund shall be asserted under this Agreement, the Agent agrees that it shall not have the right to proceed directly or indirectly against the Non-Recourse Persons or against their respective properties and assets for the satisfaction of any such claim or liability or for any deficiency judgment in respect of any such claim or liability. Notwithstanding any of the foregoing, it is expressly understood and agreed, however, that nothing contained in this Section 9.14 shall in any manner or any way constitute or be deemed (i) to excuse any obligations of any Partner to make additional capital contributions to the Fund pursuant to the terms of the Partnership Agreement, (ii) to impair the enforceability of any of the rights arising from this Agreement or (iii) to restrict the remedies available to the Agent to realize upon the assets of the Fund. The foregoing acknowledgments, agreements and waivers shall survive the termination of this Agreement and shall be enforceable by any Non-Recourse Person.

Section 9.15 Confidentiality.

         The Agent agrees to keep confidential any information furnished or made available to it by or on behalf of the Fund pursuant to this Agreement that is marked confidential, provided that nothing herein shall prevent the Agent from disclosing such information (a) as required by any law, rule, or regulation, (b) upon the order of any court or administrative agency, (c) upon the request or demand of any regulatory agency or authority having jurisdiction over the Agent or any Affiliate thereof, (d) that is or becomes available to the public or that is or becomes available to the Agent or any Affiliate thereof other than as a result of a disclosure by the Agent prohibited by this Agreement, (e) in connection with any litigation to which the Agent or any of its Affiliates may be a party, (f) to the extent necessary in connection with the exercise of any remedy under this Agreement, and (g) to any Affiliate of the Agent.
























[Signature Page to Follow]

         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Investment and Deposit Agreement to be duly executed and delivered as of the date first above written.

                                    Vestar Capital Partners III, L.P.,
                                    a Delaware limited partnership

                                    By:  Vestar Associates III, L.P.,
                                         its General Partner

                                    By:  Vestar Associates Corporation III,
                                         its General Partner

                                         By: ___________________________
                                         Name:
                                         Title:


                                    Bank of America, N.A.


                                    By: ________________________________
                                    Name:
                                    Title:

Exhibit A

[Letterhead of Vestar Associates III, L.P.]


[Name and address of partner]

Re:  [Vestar/Cluett-American Corp.]

Dear ___________:

         Pursuant to Section 3.1(a) of the Agreement of Limited Partnership of Vestar Capital Partners III, L.P., Vestar Associates III, L.P. (the "General Partner") is calling for payment of the Capital Contribution to be made in connection with Vestar/Cluett American Corp. Your pro rata share of the $
__________  Capital   Contribution  for  your  $  __________   commitment  is  $
__________. Kindly pay either by certified or cashier's check or by wire transfer of immediately available funds to the account set forth below (or to such other account as Bank of America, N.A. shall have notified you in writing) no later than the tenth (10th) business day following the date of this letter.

Via Check:                                                    or Via Bank Wire:

Payable to:       Bank of America, N.A.  Payable to:       Bank of America, N.A.

Send to:      Bank of America, N.A..                     Bank of America, N.A.
              100 North Tryon Street                   Charlotte, North Carolina
              Bank of America Corporate Center      ABA Routing No.: 053-000-196
              Charlotte, North Carolina 28255         Account No.: 1366212250600
              Attn: Leesa Sluder               For Credit to: Corporate Services
              Telephone: (704) 388-8330             Reference:  Vestar Capital
              Account No. 1366212250600                    Partners III, L.P.
              For Credit to: Corporate Services     Amount: $______________
              Reference:  Vestar Capital
                               Partners III, L.P.
              Amount: $______________

If you have any questions, please feel free to call me at (212) 351-1651.

                            Very truly yours,

                            Vestar Associates III, L.P.,
                            General Partner of Vestar Capital Partners III, L.P.

                            By:       Vestar Associates Corporation III,
                                      its General Partner

                                      By: __________________________________
                                      Name:  Brian P. Schwartz
                                      Title:    Chief Financial Officer

Exhibit B

Terms of Subordination

o No payments or prepayments of principal or interest on the participation interest of the Fund in the Credit Party Obligations (the "Fund Participation Interest") may be made by the Credit Parties or received by the Fund until the Credit Party Obligations and the Senior Subordinated Debt (collectively, the "Senior Debt") have been paid in full in cash and the Commitments under the Credit Agreement shall have been terminated.

o Until all Senior Debt has been paid in full in cash and the Commitments under the Credit Agreement shall have been terminated, the Fund shall have no right to direct the Agent to exercise remedies in respect of the Fund Participation Interest.

o Until the date 91 days after all Senior Debt has been paid in full in cash and the Commitments under the Credit Agreement shall have been terminated, the Fund shall not take any action in its capacity as holder of the Fund Participation Interest to initiate an involuntary bankruptcy proceeding in respect of any Credit Party.

o The Lenders (excluding the Fund) and the holders of the Senior Subordinated Debt (collectively, the "Senior Creditors") shall have the right, if not exercised by the Fund, to file proofs of claim (and any notice of
     assignment   of  the  right  to  receive   payments)  in  respect  of  Fund
     Participation Interest to the extent not filed by the Fund in any bankruptcy proceeding in respect of any Credit Party.

o In any bankruptcy proceeding in respect of any Credit Party, the Senior Creditors shall be entitled to payment in full in cash before the Fund, in its capacity as holder of the Fund Participation Interest, shall be entitled to receive any payments, property or assets (other than (i) debt securities that are subordinated at least to the extent provided in this Exhibit B and (ii) equity securities that are not redeemable for cash, and in respect of which no cash dividends are payable), until all Senior Debt has been paid in full in cash and the Commitments under the Credit Agreement shall have been terminated.

o Any payments received by the Fund, in its capacity as holder of the Fund Participation Interest, in contravention of the foregoing subordination provisions shall be held in trust for the benefit of, and immediately turned over to, the Senior Creditors.

o In any reorganization proceeding in respect of any Credit Party, Senior Creditors shall be entitled to approve (on behalf of the Fund, in its capacity as holder of the Fund Participation Interest) the use of cash collateral by such Credit Party.

o In any bankruptcy proceeding in respect of any Credit Party, the Fund, in its capacity as holder of the Fund Participation Interest, shall not (i) vote against any plan of reorganization or liquidation supported by the Senior Creditors or (ii) vote for any plan of reorganization or liquidation opposed by the Senior Creditors.

o In any bankruptcy proceeding in respect of any Credit Party, (i) the Fund, in its capacity as holder of the Fund Participation Interest, shall not file any motion, application or other pleading seeking affirmative relief, including without limitation for the appointment of a trustee or examiner, for the conversion of the case to a liquidation proceeding, for the substantive consolidation of such Credit Party's bankruptcy case with the case of any other entity, for the creation of a separate official committee representing only the Fund or any other form of affirmative relief of any other kind or nature and (ii) the Fund, in its capacity as holder of the Fund Participation Interest, shall not file any objection or other responsive pleading opposing any relief requested by the Senior Creditors.

o The Fund, in its capacity as holder of the Fund Participation Interest, shall not exercise any right of subrogation in respect of any of the Credit Party Obligations until all Senior Debt has been paid in full in cash and the Commitments under the Credit Agreement shall have been terminated.